EXHIBIT 5

                              MAYER, BROWN & PLATT

                                  1675 Broadway
                          New York, New York 10019-5820

                                                                  MAIN TELEPHONE
                                                                   212-506-2500

                                                                      MAIN FAX
                                                                    212-262-1910


                                               January 28, 2000

Parlux Fragrances, Inc.
3725 SW 30th Avenue
Fort Lauderdale, Florida 33312

Ladies and Gentlemen:

         We are acting as special counsel to Parlux Fragrances, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 250,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), to be issued upon the terms and subject to the conditions set forth in the Company's Registration Statement on Form S-8 covering the Shares (the "Registration Statement") filed with the Securities and Exchange Commission.

         In connection therewith, we have examined the Registration Statement and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on and in reliance upon the foregoing, we are of the opinion that the Shares proposed to be offered by the Selling Stockholders have been duly and validly authorized for issuance and are fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Mayer, Brown & Platt
                                        ------------------------
                                        MAYER, BROWN & PLATT

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